Exhibit 10.4

COUPA SOFTWARE INCORPORATED

2016 EMPLOYEE STOCK PURCHASE PLAN

(AS ADOPTED EFFECTIVE AS OF THE DATE OF THE INITIAL PUBLIC OFFERING)

COUPA SOFTWARE INCORPORATED

2016 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF THE PLAN.

The Board adopted the Plan effective as of the IPO Date. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions or other approved contributions.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a) General. The Plan may be administered by the Board or one or more Committees. Each Committee shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Stock is traded, and shall have the authority and be responsible for such functions as have been assigned to it.

(b) Powers of the Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Administrator may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan.

(c) Effects of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

(d) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice of law provisions).

SECTION 3. STOCK OFFERED UNDER THE PLAN.

(a) Authorized Shares. The number of shares of Stock available for purchase under the Plan shall be 818,750 shares of the Company’s Stock (subject to adjustment pursuant to Subsection (c) below), plus the additional shares described in Subsection (b) below. Shares of Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares.

(b) Annual Increase in Shares. On the first day of each fiscal year of the Company during the term of the Plan, commencing on February 1, 2017 and ending on (and including) February 1, 2036, the aggregate number of shares of Stock that may be issued under the Plan shall automatically increase by a number equal to the least of (i) 1% of the total number of shares of Stock actually issued and outstanding on the last day of the preceding fiscal year, (ii) 1,250,000 shares of Stock (subject to adjustment pursuant to Subsection (c) below), or (iii) a number of shares of Stock determined by the Board.

(c) Anti-Dilution Adjustments. In the event that any dividend or other distribution (whether in the form of cash, stock or other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Stock or other securities of the Company, or other similar change in the corporate structure of the Company affecting the Stock and effected without receipt or payment of consideration by the Company occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, there will be a proportionate adjustment of the number and class of Stock that may be delivered under the Plan, the Purchase Price per share and the number and class of Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 3(a), 3(b)(ii) and 9(c).

(d) Reorganizations. In the event of a Corporate Reorganization, any Offering Period then in progress may be continued, assumed or substituted by the surviving entity or its parent. If such acquirer refuses to continue, assume or substitute for any such Offering Period, then a new Purchase Date for such Offering Period(s) will be set prior to the effective time of the Corporate Reorganization, the Participants’ accumulated contributions will be applied to purchase Stock on such date, and any such Offering Periods shall terminate immediately after such purchase. In the event a new Purchase Date is set under this Section 3(d), Participants will be given notice of the new Purchase Date. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4. ENROLLMENT AND PARTICIPATION.

(a) Offering Periods and Purchase Periods.

(i)	Initial Offering Period and Base Offering Periods. Unless changed by the Administrator, the initial Offering Period (the “Initial Offering Period”) shall begin on the IPO Date and end on September 15, 2018 and shall consist of four consecutive Purchase Periods beginning on the IPO Date, March 16, 2017, September 16, 2017 and March 16, 2018 and ending on March 15, 2017, September 15, 2017, March 15, 2018 and September 15, 2018 as applicable. Following commencement of the Initial Offering Period, a new Offering Period of 24 months’ duration shall begin on each March 16 and September 16 and end on the March 15 or September 15, as applicable, in the second calendar year after the start of such Offering Period (each, a “Base Offering Period”). Each Base Offering Period shall consist of four consecutive Purchase Periods, each of 6 months’ duration, commencing on each March 16 and September 16 in the Base Offering Period and ending on the earlier of the next September 15 or March 15, as applicable. Notwithstanding the foregoing, the Administrator may determine that the first Base Offering Period applicable to the Eligible Employees of a new Participating Company shall commence on any other date specified by the Administrator. The Administrator may change the frequency and duration of the Base Offering Periods as deemed appropriate from time to time; provided that a Base Offering Period shall in no event be longer than 27 months (or such other period as may be imposed under applicable tax law). The Initial Offering Period and Base Offering Periods are intended to qualify under Code Section 423.

(ii)	Additional Offering Periods. At the discretion of the Administrator, additional Offering Periods (the “Additional Offering Periods”) may be conducted under the Plan or, if necessary or advisable, in the sole discretion of the Administrator, under a separate sub-plan or sub-plans permitting grants to Eligible Employees of certain Participating Companies (each, a “Sub-Plan”). Such Additional Offering Periods will be designed to achieve desired tax objectives in particular locations outside the United States or to comply with local laws applicable to offerings in such foreign jurisdictions and will not be intended to qualify under Code Section 423. The Administrator shall determine the commencement and duration of each Additional Offering Period, and Additional Offering Periods may be consecutive or overlapping. The other terms and conditions of each Additional Offering Period shall be those set forth in this Plan document or in the applicable Sub-Plan, with such changes or additional features as the Administrator determines necessary to comply with local law. Each Sub-Plan shall be considered a separate plan from the Plan (the “Statutory Plan”). The total number of Shares authorized to be issued under the Plan as provided in Section 3 above applies in the aggregate to both the Statutory Plan and any Sub-Plan. Unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan document shall govern the operation of such Sub-Plan.

(iii)	Separate Offerings. The Initial Offering Period, each Base Offering Period and each Additional Offering Period conducted under the Plan or any Sub-Plan is intended to constitute a separate “offering” for purposes of Code Section 423.

(iv)	Equal Rights and Privileges. To the extent an Offering Period is intended to qualify under Code Section 423, all participants in such Offering Period shall have the same rights and privileges with respect to their participation in such Offering Period in accordance with Code Section 423 and the regulations thereunder except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5).

(b) Enrollment at IPO. Each individual who qualifies as an Eligible Employee on the IPO Date shall automatically become a Participant on such day, and shall be considered to have been granted an option to participate in the Initial Offering Period under the Plan at the maximum applicable participation rate. To maintain participation in the Initial Offering Period, each Participant who was automatically enrolled on the IPO Date must file the prescribed enrollment form with the Company. The enrollment form shall be filed at the prescribed location by a date specified by the Company, but in no event later than 10 business days after the IPO Date. If a Participant who was automatically enrolled on the IPO Date fails to file such form in a timely manner, then such Participant shall be deemed to have withdrawn from the Plan under Section 6(a).

(c) Enrollment After IPO. In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period other than the Initial Offering Period, he or she may elect to become a Participant on such day by filing the prescribed enrollment form with the Company. The enrollment form shall be filed at the prescribed location at least 10 business days (or such other period as the Administrator may designate) prior to such day.

(d) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i)	Reaches the end of the Offering Period or Purchase Period, as applicable, in which his or her employee contributions were discontinued under Section 5(c) or 9(b);

(ii)	Is deemed to withdraw from the Plan under Subsection (b) above;

(iii)	Withdraws from the Plan under Section 6(a); or

(iv)	Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation as described therein. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above.

(e) Applicable Offering Period. For purposes of calculating the Purchase Price under Section 8(b), the applicable Offering Period shall be determined as follows:

(i)	Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above, or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) or (iii) below.

(ii)	In the event that the Fair Market Value of a Share on the first day of the Offering Period for which the Participant is enrolled is higher than on the first day of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

(iii)	Any other provision of the Plan notwithstanding, the Administrator (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.

(iv)	When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5. EMPLOYEE CONTRIBUTIONS.

(a) Commencement of Payroll Deductions. A Participant may purchase shares of Stock under the Plan by means of payroll deductions or (if so approved by the Administrator with respect to all Participants in a Base Offering Period) other approved contributions in form and substance satisfactory to the Administrator. Payroll deductions or other approved contributions shall commence as soon as reasonably practicable after the Company has received the prescribed enrollment form. In jurisdictions where payroll deductions are not permitted under local law, Participants may purchase shares of Stock by making contributions in the form that is acceptable and approved by the Administrator.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the prescribed enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c) Reducing Withholding Rate or Discontinuing Payroll Deductions. If a Participant wishes to reduce his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form. The new withholding rate may be 0% or any whole percentage of the Participant’s Compensation, but not more than his or her old withholding rate. No Participant shall make more than one election under this Subsection (c) during any Purchase Period. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).)

(d) Increasing Withholding Rate. If a Participant wishes to increase his or her rate of payroll withholding, such Participant may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate may be effective on the first day of the next-upcoming Purchase Period in which the Participant participates, provided that the Participant has filed the enrollment form with the Company at the prescribed location at least 10 business days (or such other period as the Administrator may designate) prior to such day. The new withholding rate may be any whole percentage of the Participant’s Compensation, but not less than 1% nor more than 15%. An increase in a Participant’s rate of payroll withholding may not take effect during a Purchase Period.

SECTION 6. WITHDRAWAL FROM THE PLAN.

(a) Withdrawal. A Participant may elect to withdraw from the Plan (or, if applicable, from an Offering Period) by filing the prescribed form with the Company at the prescribed location at any time before a Purchase Date. As soon as reasonably practicable thereafter, payroll deductions or other approved contributions shall cease and the entire amount credited to the Participant’s Plan Account with respect to such Offering Period shall be refunded to him or her in cash, without interest (except as otherwise required by the laws of the local jurisdiction). No partial withdrawals from an Offering Period shall be permitted.

(b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7. CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a).

(b) Transfers of Employment. If a Participant transfers employment from a Participating Company that is participating in the Initial Offering Period or a Base Offering Period to a Participating Company that is participating in an Additional Offering Period, he or she will immediately cease to participate in the Initial Offering Period or Base Offering Period as applicable; however, such Participant’s Plan Account will be transferred to the Additional Offering Period, and such Participant will immediately join such Additional Offering Period on the terms and conditions applicable to such Additional Offering Period, except for any modifications required by applicable law. If a Participant transfers employment from a Participating Company that is participating in an Additional Offering Period to a Participating Company that is participating in the Initial Offering Period or a Base Offering Period, he or she will continue to participate in the Additional Offering Period until the earlier of (i) the end of such Additional Offering Period, or (ii) the commencement of the first Base Offering Period in which he or she is eligible. If a Participant transfers employment from a Participating Company to a Related Corporation that is not a Participating Company, he or she shall be deemed to have withdrawn from the Plan pursuant to Section 6(a).

(c) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate on the first day following three months after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(d) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 8. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. Unless otherwise required by the laws of the local jurisdiction, no interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased on a Purchase Date shall be the lower of:

(i)	85% of the Fair Market Value of such share on the first day of such Offering Period; or

(ii)	85% of the Fair Market Value of such share on the Purchase Date.

(c) Number of Shares Purchased. On each Purchase Date, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Offering Period in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing number of shares of Stock purchasable by a Participant are subject to the limitations set forth in Section 9. The Administrator may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase with respect to a particular Purchase Period exceeds (i) the number of shares of Stock that were available under Section 3 above for sale under the Plan on the first day of the applicable Offering Period, or (ii) the number of shares that were available under Section 3 above for sale under the Plan on the applicable Purchase Date, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase. The Company may make a pro rata allocation of the shares available on the first day of an applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such date. In the event of a pro-rata allocation under this Section (d), the Administrator may determine in its discretion to continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 14.

(e) Issuance of Stock. The shares of Stock purchased by a Participant under the Plan may be registered in the name of such Participant, or jointly in the name of such Participant and his or her spouse as joint tenants with the right of survivorship or as community property (with or without the right of survivorship). The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. (The two preceding sentences shall apply whether or not the Participant is required to pay income tax in the United States.)

(f) Tax Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations, if any, are satisfied.

(g) Unused Cash Balances. Subject to the final sentence of Section 8(c), an amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Purchase Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsections (c) or (d) above or Section 9(b) shall be refunded to the Participant in cash, without interest (except as otherwise required by the laws of the local jurisdiction).

(h) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9. PLAN LIMITATIONS.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if, immediately after such right is granted, such Participant would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Related Corporation, applying the stock attribution rules of Code Section 424(d), and including any stock in which the Participant may purchase under outstanding options as stock owned by such Participant.

(b) Dollar Limit. As specified by Code Section 423(b)(8), no Participant shall be entitled to accrue rights to purchase Stock pursuant to any such rights outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Stock accrued under any other right to purchase Stock under the Plan, and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Related Corporation, would otherwise permit such Participant to purchase more than $25,000 worth of Stock of the Company or any Related Corporation (determined on the basis of the Fair Market Value per share on the date such rights are granted, and which, with respect to the Plan, will be determined as of the beginning of the respective Offering Period) for each calendar year such rights are at any time outstanding.

If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the next Purchase Period with a scheduled Purchase Date in the next calendar year, provided that he or she is an Eligible Employee at the beginning of such Purchase Period.

(c) Purchase Period Share Purchase Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase more than 3,125 shares of Stock with respect to any Purchase Period; provided that the Administrator may, for future Offering Periods, increase or decrease in its absolute discretion, the maximum number of shares of Stock that a Participant may purchase during each Purchase Period.

SECTION 10. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12. NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 13. SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued, and the Company shall have no liability for failure to issue shares of Stock, under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

(a) General Rule. The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Stock on the next Purchase Date, or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 3(c) or (d)). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares of Stock will be returned to the Participants (without interest thereon, except as otherwise required by the laws of the local jurisdiction) as soon as administratively practicable.

(b) Administrator’s Discretion. Without stockholder consent and without limiting Section 14(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as it determines in its sole discretion advisable which are consistent with the Plan.

(c) Accounting Consideration. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)	Amending the Plan to conform with the safe harbor definition under Financial Accounting Standards Board Accounting Standards Codification Topic 718, including with respect to an Offering Period underway at the time;

(ii)	Altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii)	Shortening any Offering Period by setting a new Purchase Date, including an Offering Period underway at the time of the Administrator’s action;

(iv)	Reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and

(v)	Reducing the maximum number of shares of Stock a Participant may purchase during any Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

(d) Stockholder Approval. Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required under Section 14(e) or by any applicable law or regulation.

(e) Plan Termination. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (i) the Plan is extended by the Board and (ii) the extension is approved within 12 months by a vote of the stockholders of the Company.

SECTION 15. DEFINITIONS.

(a) “Administrator” means the Board or any Committee administering the Plan in accordance with Section 2.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

(e) “Company” means Coupa Software Incorporated, a Delaware corporation.

(f) “Compensation” means, unless otherwise determined by the Administrator, (i) cash base salary or base hourly pay (which, for avoidance of doubt, shall exclude any overtime pay or shift differentials) paid to a Participant by a Participating Company plus (ii) any pre-tax contributions on such amounts made by the Participant under Code Sections 401(k) or 125. “Compensation” shall exclude all cash items other than base salary or base hourly pay and shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to equity compensation awards of the Company, and similar items. The Administrator shall determine whether a particular item is included in Compensation.

(g) “Corporate Reorganization” means:

(i)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii)	The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(h) “Eligible Employee” means, unless otherwise determined by the Administrator prior to the commencement of an Offering Period, a common law employee of a Participating Company who is customarily employed for more than five months per calendar year. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means the price at which Stock was last sold in the principal U.S. market for the Stock on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Stock is no longer traded on a public U.S. securities market, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons. For purposes of the Initial Offering Period, the Fair Market Value on the first day of such Initial Offering Period shall be the price at which one share of Stock is offered to the public in the IPO.

(k) “IPO” means the Company’s initial offering of Stock to the public.

(l) “IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Stock to the public.

(m) “Offering Period” means any period, including as the context requires the Initial Offering Period, Base Offering Periods and Additional Offering Periods, with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(n) “Participant” means an Eligible Employee who participates in the Plan or any Sub-Plan, as provided in Section 4.

(o) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Administrator as a Participating Company.

(p) “Plan” means this Coupa Software Incorporated 2016 Employee Stock Purchase Plan, as it may be amended from time to time.

(q) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(r) “Purchase Date” means the last trading day of a Purchase Period.

(s) “Purchase Period” means a period within an Offering Period (which for an Offering Period with only a single Purchase Period would be coterminous with the Offering Period) during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(a).

(t) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(u) “Related Corporation” means any “parent corporation” of the Company as defined in Code Section 424(e) or any Subsidiary.

(v) “Stock” means the common stock of the Company.

(w) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

COUPA SOFTWARE INCORPORATED

2016 EMPLOYEE STOCK PURCHASE PLAN

PARTICIPATION AGREEMENT

By enrolling in the Coupa Software Incorporated 2016 Employee Stock Purchase Plan (the “ESPP”), I agree to be bound by the terms and conditions of the ESPP and this Participation Agreement, including, if applicable, the additional terms and conditions for non-U.S. employees in Appendix A and B (together, referred to herein as the “Participation Agreement”). I hereby agree to sign all forms required by E*Trade Financial Services, Inc. (“E*Trade”) or by the Company to facilitate my participation in the ESPP.

Certain capitalized terms used but not defined in this Participation Agreement have the meanings set forth in the ESPP.

The effectiveness of this Participation Agreement is dependent on my eligibility to participate in the ESPP.

1. TERMS AND CONDITIONS. I hereby elect to participate in the ESPP through E*Trade effective as of the start of the Offering Period elected. I acknowledge that my participation in the ESPP will continue as long as I remain eligible (including successive Offering Periods), unless I withdraw from the ESPP by making appropriate changes through E*Trade or following such other procedures prescribed by the Company. I acknowledge receipt of a copy of the ESPP and its accompanying prospectus which describes the material features of the ESPP. If I am a U.S. taxpayer, I understand that I must notify the Company of any sale or other disposition of shares acquired under the ESPP by following procedures established by the Company for this purpose.

2. CONTRIBUTIONS. I hereby authorize the Company or, if different, the Participating Company employing me (the “Employer”) to withhold the percentage of my Compensation that I have selected through E*Trade from each of my paychecks as long as I continue to participate in the ESPP. My contributions will be applied to the purchase of shares of the Company’s Common Stock pursuant to the ESPP. My contribution percentage must be a multiple of 1%, up to a maximum of 15% (please note that fractional percentages are not permitted). Although I may not elect 0% when I initially enroll, I may reduce my contribution percentage to 0% after I have started making contributions. I understand that I may reduce my contribution percentage only once per Purchase Period and that a reduction will become effective as soon as reasonably practicable after I make the appropriate change through E*Trade. I understand that I may not increase my contribution percentage during a Purchase Period. An increase will only become effective at the beginning of the next Purchase Period, provided I make the appropriate change through E*Trade at least 10 business days prior to such day.

3. ELECTRONIC DELIVERY AND ACCEPTANCE. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP and all other documents that the Company is required to deliver to security holders (including annual reports and proxy statements) by email or other electronic means (including by posting them on a website maintained by the Company or a third party under contract with the Company). I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through E*Trade or another on-line or electronic system established and maintained by the Company or a third party designated by the Company.

4. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the ESPP, or my purchase or sale of the underlying shares of Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.

5. DESIGNATED BROKER. I understand that the Company may require that shares (i) be deposited directly with a broker designated by the Company and (ii) be retained with such broker or agent for a designated period of time (iii) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.

6. INSIDER TRADING POLICY. I agree to comply with the Company’s Insider Trading Policy when selling shares of Stock.

7. APPENDIX. Notwithstanding any provisions in this Participation Agreement, I understand that if I am working or resident in a country other than the United States, my participation in the ESPP shall also be subject to the additional terms and conditions set forth on Appendix A and any special terms and conditions for my country set forth on Appendix B. Moreover, if I relocate to one of the countries included in Appendix B, the special terms and conditions for such country will apply to me to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and B constitute part of this Participation Agreement and the provisions of this Participation Agreement govern each Appendix (to the extent not superseded or supplemented by the terms and conditions set forth in the applicable Appendix).

8. SEVERABILITY. The provisions of this Participation Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

9. WAIVER. I acknowledge that a waiver by the Company of breach of any provision of this Participation Agreement shall not operate or be construed as a waiver of any other provision of this Participation Agreement, or of any subsequent breach by me or any other participant.

10. GOVERNING LAW. This Participation Agreement shall be governed by, and subject to, the laws of the State of Delaware, without regard to its conflict of law provisions.

APPENDIX A

TO THE COUPA SOFTWARE INCORPORATED

2016 EMPLOYEE STOCK PURCHASE PLAN

PARTICIPATION AGREEMENT

ADDITIONAL TERMS AND CONDITIONS FOR NON-U.S. EMPLOYEES

Capitalized terms used but not defined in this Appendix A have the meanings set forth in the ESPP and the Participation Agreement.

1. Terms of Plan Participation for Non-U.S. Employees. I understand and agree that this Appendix A contains additional terms and conditions that, together with the ESPP and the Participation Agreement, govern my participation in the ESPP if I am working or resident in a country other than the United States. I further understand and agree that my participation in the ESPP will also be subject to any terms and conditions for my country set forth in Appendix B attached hereto.

2. Conversion of Payroll Deductions. I understand that, if my payroll deductions or contributions under the ESPP are made in any currency other than U.S. dollars, such payroll deductions or contributions will be converted to U.S. dollars on or prior to the Purchase Date using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Administrator. I understand and agree that neither the Company, nor any Subsidiary or Participating Company shall be liable for any foreign exchange rate fluctuation between my local currency and the U.S. Dollar that may affect the value of the options granted to me under the ESPP, or of any amounts due to me under the ESPP or as a result of the subsequent sale of any shares of Stock acquired under the ESPP.

3. Tax Obligations. I acknowledge and agree that, regardless of any action taken by the Company or any Subsidiary with respect to any or all income tax, social security, social insurances, National Insurance Contributions, payroll tax, fringe benefit, or other tax-related items related to my participation in the ESPP and legally applicable to me including, without limitation, in connection with the grant of such options, the purchase or sale of shares of Stock acquired under the ESPP and/or the receipt of any dividends on such shares (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or a Subsidiary. Furthermore, I acknowledge that the Company and/or the Subsidiary (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the options under the ESPP and (2) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of my participation in the ESPP to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction between the date of my enrollment and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the purchase of shares of Stock under the ESPP or any other relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the Subsidiary to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Subsidiary, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from my wages or Compensation paid to me by the Company and/or the Subsidiary; or (2) withholding from proceeds of the sale of the shares of Stock purchased under the ESPP either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization). Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable maximum applicable withholding rates, in which case I will receive a refund of any over-withheld amount in cash and will have no entitlement to the Stock equivalent.

Finally, I agree to pay to the Company or the Subsidiary any amount of Tax-Related Items that the Company or the Subsidiary may be required to withhold as a result of my participation in the ESPP that cannot be satisfied by the means previously described. The Company may refuse to purchase shares of Stock under the ESPP on my behalf and/or refuse to issue or deliver the shares or the proceeds of the sale of shares if I fail to comply with my obligations in connection with the Tax-Related Items.

4. Service Acknowledgments. By electing to participate in the ESPP, I acknowledge, understand and agree that:

(a) the ESPP is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent provided for in the ESPP;

(b) all decisions with respect to future grants of options under the ESPP, if applicable, will be at the sole discretion of the Company;

(c) the grant of options under the ESPP shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, or any Subsidiary of the Company, and shall not interfere with the ability of the Company or the Subsidiary, as applicable, to terminate my employment (if any);

(d) I am voluntarily participating in the ESPP;

(e) the options granted under the ESPP and the shares of Stock underlying such options, and the income and value of same, are not intended to replace any pension rights or compensation;

(f) the options granted under the ESPP and the shares of Stock underlying such options, and the income and value of same, are not part of my normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g) the future value of the shares of Stock underlying the options granted under the ESPP is unknown, indeterminable and cannot be predicted with certainty;

(h) the shares of Stock that I acquire under the ESPP may increase or decrease in value, even below the Purchase Price;

(i) no claim or entitlement to compensation or damages shall arise from the forfeiture options granted to me under the ESPP as a result of the termination of my status as an Eligible Employee (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and, in consideration of the grant of options under the ESPP to which I am otherwise not entitled, I irrevocably agree never to institute a claim against the Company, or any Subsidiary, waive my ability, if any, to bring such claim, and release the Company, and any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, I shall be deemed irrevocably to have agreed to not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(j) in the event of the termination of my status as an Eligible Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the ESPP and any options granted to me under the ESPP, if any, will terminate effective as of the date that I am no longer actively employed by the Company or one of its Participating Companies and, in any event, will not be extended by any notice period mandated under the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any (e.g., active employment would not include a period of “garden leave” or similar period pursuant to the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any); the Company shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the ESPP (including whether I may still be considered to be actively employed while on a leave of absence); and

(k) the grant of the option to purchase shares of Stock under the ESPP and the benefits evidenced by the Participation Agreement do not create any entitlement not otherwise specifically provided for in the ESPP, or provided by the Company in its discretion, to have such rights or benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with a sale of substantially all of the Company’s assets or a merger of the Company in which the Company is not the surviving corporation.

5. Data Privacy Consent. I understand that the Company and the Subsidiary may collect, where permissible under applicable law certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options granted under the ESPP or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the ESPP. I understand that Company may transfer my Data to the United States, which is not considered by the European Commission to have data protection laws equivalent to the laws in my country. I understand that the Company will transfer my Data to its designated broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the ESPP. I understand that the recipients of the Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different, including less stringent, data privacy laws that the European Commission or my jurisdiction does not consider to be equivalent to the protections in my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, the Company’s designated broker and any other possible recipients which may assist the Company with implementing, administering and managing the ESPP to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the ESPP. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the ESPP. I understand that that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or career with the Company or the Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me options under the ESPP or other equity awards, or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the ESPP. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

I understand that I have the right to access, and to request a copy of, the Data held about me. I also understand that I have the right to discontinue the collection, processing, or use of my Data, or supplement, correct, or request deletion of my Data. To exercise my rights, I may contact my local human resources representative.

I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Appendix A and any other ESPP materials by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing my participation in the ESPP. I understand that my consent will be sought and obtained for any processing or transfer of my data for any purpose other than as described in the enrollment form and any other plan materials.

6. Language. If I have received the Participation Agreement or any other document related to the ESPP translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable laws.

7. Severability. The provisions of the Participation Agreement and these appendices are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

8. Waiver. I acknowledge that a waiver by the Company of breach of any provision of the Participation Agreement and these appendices shall not operate or be construed as a waiver of any other provision of the Participation Agreement or these appendices, or of any subsequent breach by me or any other participant.

APPENDIX B

TO THE COUPA SOFTWARE INCORPORATED

2016 EMPLOYEE STOCK PURCHASE PLAN

PARTICIPATION AGREEMENT

COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. EMPLOYEES

Terms and Conditions

I understand that this Appendix B includes additional terms and conditions that govern the options to purchase shares of Stock granted to me under the ESPP if I work in one of the countries listed below. If I am a citizen or resident of a country other than the one in which I am currently working (or if I am considered as such for local law purposes) or if I transfer employment to another country after enrolling in the ESPP, I acknowledge and agree that the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to me.

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Coupa Software Incorporated 2016 Employee Stock Purchase Plan, the Participation Agreement or Appendix A.

Notifications

This Appendix B also includes notifications that contain information regarding securities laws, exchange controls and certain other issues of which you should be aware with respect to your participation in the ESPP. The information is based on the securities, exchange control and other laws in effect in the respective countries as of September 2016. Such laws are often complex and change frequently. As a result, the Company recommends that you not rely on the information in this Appendix B as the only source of information relating to the consequences of your participation in the ESPP because the information included herein may be out of date at the time that you exercise your option and purchase shares of Common Stock under the ESPP or subsequently sell such shares.

In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in my country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working (or if you are considered as such for local law purposes) or if you move to another country after options have been granted to you under the ESPP, the information contained herein may not be applicable to you.

AUSTRALIA

Notifications

Securities Law Information. The offering and resale of shares of Stock acquired under the ESPP to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. You should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

CANADA

Terms and Conditions

Labor Law Acknowledgement. This provision replaces the acknowledgement contained in Section 4 of Appendix A to the Participation Agreement:

In the event of the termination of my status as an Eligible Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the ESPP and any options granted to me under the ESPP, if any, will terminate effective as of the date that is the earlier of: (i) the date that my employment with the Company or the Subsidiary is terminated; (ii) the date that I receive written notice of termination of my employment from the Company or the Subsidiary (regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); or (iii) the date that I am no longer actively employed by the Company or any of its Participating Companies, with such date being determined by the Company in its sole discretion.

Authorization to Release Necessary Personal Information. I hereby authorize the Company (including any Subsidiary) and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the ESPP. I further authorize the Company and any Subsidiary and the Company’s designated ESPP broker(s) to disclose and discuss the ESPP with their advisors. I further authorize the Employer to record such information and to keep such information in my employee file.

English Language Provision. I hereby provide my consent to receive ESPP information in English through my enrollment in the ESPP. Specifically, I acknowledge as follows:

The parties acknowledge that it is their express wish that the Participation Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Disposition relative à l’utilisation de la langue anglaise. Par la présente, je consens à recevoir les informations relatives au Plan d’Achat d’Actions en anglais par le biais de mon inscription au Plan d’Achat d’Actions. Particulièrement, je reconnais comme suit:

Les parties reconnaissent avoir exigé la rédaction en anglais formulaire d’inscription, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à la présente convention.

Notifications

Securities Law Information. There may be securities law implications for you if you sell shares of Stock acquired through the ESPP through a broker other than a broker appointed under the ESPP or the sale does not take place through the facilities of a stock exchange outside of Canada on which the shares of Stock are listed.

Tax Reporting Obligation. Foreign property (including options granted under the ESPP and shares of Common Stock) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year.

FRANCE

Terms and Conditions

Language Consent. By completing the enrollment process and accepting the Participation Agreement, I confirm that I have read and understood the documents relating to the rights to purchase Stock (the ESPP, the Participation Agreement, Appendix A to the Participation Agreement and this Appendix B) which were provided to me in the English language. I accept the terms of these documents accordingly.

Consentement Relatif à la Langue Utilisée. En menant à son terme la procédure de souscription et en acceptant le présent du Contrat de Souscription, je confirme avoir lu et compris les documents relatifs aux droits d’acquisition d’Actions Ordinaires qui m’ont été remis en langue anglaise (le Plan, le Contrat de Souscription, Annexe A du Contrat de Souscription, Annexe B). J’accepte les conditions afférentes à ces documents en connaissance de cause.

Payroll Deductions. The Participation Agreement section has been translated into French in order to expressly authorize the payroll deductions under the ESPP.

Prélèvements sur Salaires. La Section formulaire d’inscription a été traduite en français afin que vous puissiez autoriser de manière expresse les prélèvements sur votre Rémunération dans le cadre du Plan d’Achat d’Actions.

•	I hereby authorize the Company, or if different, the Participating Company employing me to withhold the percentage of my Compensation that I have selected through E*Trade from each of my paychecks as long as I continue to participate in the ESPP. My contribution percentage must be a multiple of 1%, up to a maximum of 15% (Please note that no fractional percentages are permitted.)

•	Par la présente, j’autorise la Société ou, le cas échéant, mon employeur, la Société Participante à opérer un prélèvement sur salaires d’un montant sélectionné par moi via

E*Trade. Le prélèvement ainsi opéré sera d’un montant compris entre 1% et 15% de mes salaires tout au long de ma participation au Plan d’Achat d’Actions. (Veuillez noter que le pourcentage de retenue sur salaire ne peut être qu’un chiffre entier, sans chiffre après la virgule.)

Notifications

Tax Reporting Information. French residents may hold shares of Stock outside of France, provided that they declare all foreign accounts, whether open, current or closed, on their annual income tax return.

Securities Disclaimer. The participation in the ESPP is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in France.

GERMANY

Notifications

Exchange Control Information. If you remit proceeds in excess of €12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that you make or receive a payment in excess of this amount, I am responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, you must also report on an annual basis in the unlikely event that you hold Shares exceeding 10% of the total voting capital of the Company.

Securities Disclaimer. The participation in the ESPP is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

INDIA

Notifications

Exchange Control Information. Indian residents are required to repatriate any cash dividends paid on shares of Stock acquired under the ESPP and any proceeds from the sale of such shares of Stock to India within 90 days of receipt. Upon repatriation, the individual will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency and he or she should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.

Tax Reporting Obligation. Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including shares of Stock acquired under the ESPP), and (ii) any foreign bank accounts for which they have signing authority. It is your responsibility to comply with applicable foreign asset tax laws in India and you should consult with your personal tax advisor to ensure that you are properly reporting your foreign assets and bank accounts.

IRELAND

Notifications

Director Notification Obligation. Directors, shadow directors or secretaries of an Irish Subsidiary must notify such Irish Subsidiary in writing within five business days of receiving or disposing of an interest in the Company (e.g., options granted under the ESPP, shares of Stock, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).

Securities Disclaimer. The participation in the ESPP is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Ireland.

ITALY

Terms and Conditions

ESPP Document Acknowledgment. In accepting the grant of the option, the Participant acknowledges that he or she has received a copy of the ESPP and the Enrollment Agreement and has reviewed the ESPP and the Participation Agreement, including these Appendices, in their entirety and fully understands and accepts all provisions of the ESPP, the Participation Agreement, and these Appendices.

Notifications

Foreign Asset/Account Reporting Information. If the Participant is an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and shares of Stock) which may generate taxable income in Italy, the Participant is required to report these assets on his or her annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if the Participant is the beneficial owner of foreign financial assets under Italian money laundering provisions.

Securities Disclaimer. The grant of the options is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Italy.

MEXICO

Terms and Conditions

Further Employment and Labor Law Acknowledgments. The Participant acknowledges that as a Mexican employee he/she is entitled to participate in the ESPP, therefore the Participant has the entire right to participate or not. The Participant accepts and acknowledges that his/her sole and exclusive employer is a Mexican Subsidiary of the Company, therefore, any and all provisions in in the ESPP or the Participation Agreement establishing or making reference to the employer, employment, employment agreement or employment relationship, means and refers exclusively to such Mexican Subsidiary, as his/her employer. The Participant acknowledges that in no case should the Company be considered his/her employer and that no employment relationship exist between the Participant and the Company, therefore Participant declares that he/she has never been controlled by the Company, received any salary or benefit from the Company, nor performed any activity or service to the Company or under its instructions.

Notifications

Compliance with Mexican Securities Laws. The ESPP, the option and the underlying Shares are exempt from affirmative registration requirements in Mexico since the rights to acquire Shares under the Option and the ESPP are limited to specified qualified employees in Mexico and communicated in a private and confidential manner.

NETHERLANDS

Notifications

You should be aware of the Dutch insider trading rules, which may affect the sale of Shares acquired under the ESPP. In particular, you may be prohibited from effecting certain share transactions if you have insider information regarding the Company. Below is a discussion of the applicable restrictions. you are advised to read the discussion carefully to determine whether the insider rules could apply to you. If it is uncertain whether the insider rules apply, the Company recommends that you consult with a legal advisor. The Company cannot be held liable if you violate the Dutch insider trading rules. You are responsible for ensuring your compliance with these rules.

Prohibition Against Insider Trading. The Participant should be aware of the Dutch insider trading rules, which may affect the sale of shares acquired under the ESPP. In particular, the Participant may be prohibited from effecting certain share transactions if the Participant has insider information regarding the Company. Below is a discussion of the applicable restrictions. The Participant is advised to read the discussion carefully to determine whether the insider rules could apply to the Participant. If it is uncertain whether the insider rules apply, the Company recommends that the Participant consult with a legal advisor. The Company cannot be held liable if the Participant violates the Dutch insider trading rules. The Participant is responsible for ensuring Participant’s compliance with these rules.

Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, Participant is referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Subsidiary may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into the Participation Agreement and participating in the ESPP, the Participant acknowledges having read and understood the notification above and acknowledges that it is the Participant’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

Securities Disclaimer. The participation in the ESPP is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in the Netherlands.

SINGAPORE

Notifications

Securities Law Information. The grant of options under the ESPP is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The ESPP has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Further, the options granted under the ESPP are subject to section 257 of the SFA and you are not permitted to sell, or offer to sell, any shares of Common Stock in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation. Directors, associate directors or shadow directors of a Singapore Parent, Subsidiary or Affiliate are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events: (i) the acquisition or disposal of an interest (e.g., options granted under the ESPP or shares of Stock) in the Company or any Parent, Subsidiary or Affiliate, (ii) any change in previously-disclosed interests (e.g., upon exercise of options granted under the ESPP), or (iii) becoming a director, associate director or shadow director of a Subsidiary in Singapore, if the individual holds such an interest at that time.

Insider Trading Notification. You should be aware of the Singapore insider-trading rules as these rules may impact your ability to acquire or dispose of shares of Stock or rights to acquire shares (e.g., options granted under the ESPP). Under the Singapore insider-trading rules, you are prohibited from selling shares of Stock when you are in possession of information concerning the Company which is not generally available and which you know or should know will have a material effect on the price of such shares once such information is generally available.

SWEDEN

Notifications

Securities Disclosure. Participant’s participation in the ESPP and the grant of the option are exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Sweden.

Exchange Control. Participant understands and agrees that foreign and local banks or financial institutions (including brokers) engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding a certain amount to The National Tax Board, which receives the information on behalf of the Swedish Central Bank (Sw.Riksbanken). This requirement may apply even if Participant has a brokerage account with a foreign broker.

SWITZERLAND

Notifications

Securities Law Notice. The Option is considered a private offering and is not subject to registration in Switzerland.

UNITED KINGDOM

Terms and Conditions

Joint Election

As a necessary condition of participation in the ESPP, Participant agrees to accept any liability for all secondary Class 1 NICs which may be payable by the Company and/or the Subsidiary employing or retaining Participant in connection with the options and any event giving rise to Tax-Related Items (the “Employer’s NICs”). Without limitation to the foregoing, Participant agrees to enter into a joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the entirety of Employer’s NICs to the employee. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Subsidiary employing or retaining Participant. Participant further agrees that the Company and/or the Subsidiary employing or retaining Participant may collect the Employer’s NICs from him or her by any of the means set forth in this Agreement.

If Participant does not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC or if such Joint Election is jointly revoked by Participant and the Company or the Subsidiary employing or retaining Participant, as applicable, the Company, in its sole discretion and without any liability to the Company or the Parent or Subsidiary employing or retaining Participant, may choose not to issue or deliver any shares to the employee upon exercise of the Options.

Notification

Securities Disclaimer. Neither this Participation Agreement nor Appendices are an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the ESPP. The ESPP is exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary.

End of the Addendum